UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 12, 2007 (June 6, 2007)
CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On June 6, 2007, Chart Industries, Inc. (the “Company”), FR X Chart Holdings (the “Chart Holdings”) and certain members of the Company’s management (together with Chart Holdings, the “Selling Stockholders), including two of the Company’s executive officers, Samuel F. Thomas, Chairman, Chief Executive Officer and President, and Michael F. Biehl, Executive Vice President, Chief Financial Officer and Treasurer, entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Lehman Brothers Inc., Natexis Bleichroeder Inc. and Simmons & Company International (the “Underwriters”) pursuant to which the Selling Stockholders agreed to sell to the Underwriters 12,612,513 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in a registered public offering pursuant to the Company’s registration statement on Form S-1, as amended filed on May 30, 2007 (File No. 333-141730). Pursuant to the Underwriting Agreement, the Company granted an option to the Underwriters to purchase up to 1,891,876 additional shares of Common Stock to cover over-allotments, which the underwriters have exercised in full. The closing of the transaction occurred on June 12, 2007, at which the Selling Stockholders sold 12,612,513 outstanding shares and the Company sold and issued 1,891,876 newly issued shares of Common Stock related to the exercise of the over-allotment option. The executed Underwriting Agreement, the final Exhibit 5 legal opinion relating to the validity of the shares and the closing press release are filed herewith as Exhibits 1.1, 5.1 and 99.1, respectively.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 6, 2007

5.1	Opinion of Simpson Thacher & Bartlett LLP

99.1	Chart Industries, Inc. Press Release, dated June 12, 2007, announcing closing of secondary offering

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: June 12, 2007	By:	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 6, 2007

5.1	Opinion of Simpson Thacher & Bartlett LLP

99.1	Chart Industries, Inc. Press Release, dated June 12, 2007, announcing closing of secondary offering

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